SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 28, 2000

                                   LEXON, INC.
             (Exact name of registrant as specified in its charter)

         Oklahoma                   0-26915                     73-1533326
(State of incorporation)        (SEC File Number)         (IRS Employer ID No.)


                        8908 South Yale Avenue, Suite 409
                              Tulsa, Oklahoma 74137
                                  918-492-4125
                        (Address and telephone number of
                           principal executive office)





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Item 2.  Acquisition or Disposition of Assets

         On January 29, 2000, Lexon purchased 100% of the common stock of Cancer Diagnostic, Inc. ("CDI"), a Florida corporation, according to the terms of a Stock Purchase Agreement, attached as Exhibit 10.1. CDI owns the exclusive worldwide license to the Telomerase Assay, a patent-pending blood test for lung cancer being developed at the University of Maryland, Baltimore ("UMB"). A copy of the license agreement is attached as Exhibit 10.2. CDI is party to a two-year sponsored research agreement, attached as Exhibit 10.3, to fund the development and commercialization of the Telomerase Assay for the ELISA format at the University of Maryland, Baltimore.

         Lexon purchased all of the outstanding common stock of CDI from CDI's sole shareholder UTEK Corporation ("UTEK") for a total of $200,000. Lexon paid $50,000 in cash and gave UTEK a secured promissory note for $150,000, attached as Exhibit 10.4. The secured promissory note bears interest at 10% per year and is payable in three monthly installments of $50,000 each, due on April 30, May 31 and June 30, 2000. The interest rate will increase to 12% per year on any unpaid principal balance after June 30, 2000. To secure the promissory note, Lexon pledged all of the shares of common stock of CDI pursuant to the Pledge and Security Agreement, attached as Exhibit 10.5. The shares were place in escrow and will be released upon payment in full of Lexon's obligation to UTEK.

         CDI was formed by UTEK for the purpose of transferring the Telomerase Assay technology from the University of Maryland, Baltimore to the private sector. CDI has had no operations during the period of its existence. Therefore, no proforma financial information of CDI has been presented.

         UTEK, a Florida corporation, is a technology merchant that specializes in the transfer of technology from universities and government research facilities to the private sector. UTEK has relationships with major universities and government research facilities in the U.S. and in Europe. UTEK owns approximately 1,000,000 shares (or about 14.7% of the outstanding shares) of Lexon Common Stock.

         By reason of the stock purchase, CDI is a wholly-owned subsidiary of Lexon. CDI owns the exclusive worldwide license to the Telomerase Assay. Under the terms of the sponsored research agreement, CDI must pay $124,537 to UMB on or before January 1, 2001. CDI is also obligated under the terms of the license agreement to pay a royalty of 4% of Net Sales of products sold by Lexon. The license agreement provides for minimum annual royalties for the life of the agreement, which coincides with the life of the last to expire patent covering the licensed technology. The minimum annual royalties range from $2,500 per year beginning in 2002 to a maximum of $4,000 per year beginning in 2006 and continuing each year thereafter for the life of the Agreement. In addition, the Agreement provides for royalties of 2% of Net Sales of products sold by sublicensees and 50% of all consideration received by CDI for up-front, milestone or other payments from sublicensees.

         The Agreement and Plan of Merger between Lexon and CDI was cancelled by agreement of the parties. The consulting agreement between Lexon and UTEK whereby Lexon agreed to pay UTEK $132,000 was also cancelled by agreement of the parties.


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ITEM 6  EXHIBITS AND REPORTS ON FORM 8-K

   Exhibit     Description

     10.1 Stock Purchase Agreement between Registrant and Cancer Diagnostics, Inc. Dated January 28, 2000

     10.2 License Agreement between Cancer Diagnostics, Inc. and University of Maryland, Baltimore dated August 27, 1999

     10.3 Sponsored Research Agreement Cancer Diagnostics, Inc. and University of Maryland, Baltimore dated August 27, 1999 and amended September 23, 1999

     10.4      Secured Promissory Note dated January 28, 2000

     10.5      Pledge and Security Agreement dated January 28, 2000



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                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            LEXON, INC.


                                            /s/ GIFFORD M. MABIE
                                            President

Date:  February 14, 2000


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